                              ENGINE CHATTEL MORTGAGE

          THIS ENGINE CHATTEL MORTGAGE (the "Mortgage"), dated as of February __, 1998, between AVIATION DISTRIBUTORS, INC., a Delaware corporation, as Mortgagor (the "COMPANY"), and BNY FINANCIAL CORPORATION, a New York corporation, as Mortgagee (the "MORTGAGEE");

                                    WITNESSETH:

          WHEREAS, the Company and the Mortgagee have entered into (i) that certain Credit and Security Agreement, dated as of June 25, 1997 (the "CREDIT AGREEMENT"), as amended by the letter agreement dated September 8, 1997 from the Mortgagee, as the same may be further amended from time to time and (ii) that certain Secured and Guaranteed Promissory Note, dated February __, 1998 (the "NOTE"), in connection with the Loans (as defined in the Credit Agreement and the Term Loan (as defined in the Note);

          WHEREAS, the Company is the legal and beneficial owner of the Mortgaged Property (as defined below);

          WHEREAS, it is a requirement of the Note that the Company execute and deliver to the Mortgagee an Engine Chattel Mortgage in substantially the form hereof;

          WHEREAS, the Company wishes to grant pledges and security interests in favor of the Mortgagee to secure the Company's due payment and performance of all Obligations (as defined in the Credit Agreement), including, without limitation, the Company's obligations under the Note; and

          WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

          NOW, THEREFORE, THIS MORTGAGE WITNESSETH, AND IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

                             GRANT OF SECURITY INTEREST

          That in consideration of the premises herein contained, the Loans and Term Loan made or to be made to the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, in order to secure the due payment and performance of all Obligations (including, without limitation, the Company's obligations under the Note and interest which, but for the filing of a petition in bankruptcy would accrue on such amounts), direct or indirect, contingent or absolute, of every type or description, at any time existing, owing to the Mortgagee pursuant to the terms of this Mortgage, the Credit Agreement, the Note and any Ancillary Documents and the performance of the covenants therein and herein contained (the "SECURED OBLIGATIONS"), and in consideration of the premises and of the covenants herein and therein contained, the Company, as the legal and beneficial owner of the Engines and the other Mortgaged Property, does hereby transfer, assign, grant, bargain, sell, convey, mortgage, hypothecate and pledge to the Mortgagee, its successors and assigns, for the benefit of the Mortgagee, a valid and first perfected security interest in and Lien on all right, title and interest of the Company in and to the property described in Granting Clauses I to IX hereof, inclusive, whether now existing or hereafter acquired (which property, including all property hereafter specifically subjected to the Lien of this Mortgage by any mortgage supplemental hereto, is hereinafter called the "MORTGAGED PROPERTY"), to wit:

GRANTING CLAUSE I

          The Engines as will be more particularly described in the Initial Mortgage Supplement to be executed and delivered with respect to such Engines as provided in this Mortgage, together with all Appliances and Parts installed in or attached or belonging to such Engines on the Supplement Date, whether or not such Engines shall be installed in or attached to any airframe; the intent being to create a first priority perfected security interest in and to such Engines.

GRANTING CLAUSE II

          All substitutions, replacements and renewals of the property described in the foregoing Granting Clause I, and all additions which become physically attached thereto or incorporated therein, whether such additions are now owned by the Company or hereafter acquired.

GRANTING CLAUSE III

          All records, logs and other materials required by the Federal Aviation Administration (and the country of registration, if not the United States) to be maintained in respect of the Mortgaged Property, all maintenance logs and records and all other property which shall be subjected to the Lien of this Mortgage by delivery or writing of any kind.

GRANTING CLAUSE IV

          All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Company or in which it has an interest) which at any time evidence or contain information relating to Granting Clause (I), (II) or (III) above or are otherwise necessary or helpful in the collection thereof or realization thereupon.

GRANTING CLAUSE V

          All Contract Rights, documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to Granting Clause (I), (II) or (III) above.

GRANTING CLAUSE VI

          All guaranties, liens on real or personal property, leases, and other agreements and property which in any way secure or relate to Granting Clause
(I), (II) or (III) above, or are acquired for the purpose of securing and enforcing any item thereof.

GRANTING CLAUSE VII

          (i) All cash held as cash collateral to the extent not otherwise constituting Mortgaged Property, all other cash or property at any time on deposit with or held by Mortgagee for the account of the Company (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of the Company with Mortgagee or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts.

GRANTING CLAUSE VIII

          All estate, right, title, interest and claims whatsoever, at law, as well as in equity, which the Company has or possesses on the date of this Mortgage or to which the Company may thereafter become legally or equitably entitled, in the property described in Granting Clauses I, II, III, IV, V, VI, VII, and IX.

GRANTING CLAUSE IX

          All proceeds of any sale or lease or other revenues or income from the disposition of any or all of the properties described in the foregoing Granting Clauses I to VIII inclusive, all proceeds of insurance, to the extent of the interest of the Mortgagee, from any loss of or damage to any Mortgaged Property, and any other proceeds of any kind resulting from an Event of Loss with respect thereto.

          TO HAVE AND TO HOLD the Mortgaged Property as security as aforesaid.

          The Company does hereby constitute the Mortgagee the true and lawful attorney of the Company, irrevocably, with an interest and full power of substitution with full power (in the name of the Company or otherwise) to (i) ask for, require, demand, and receive, any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Credit Agreement, the Note, this Mortgage, any other Ancillary Document, and all other property which now or hereafter constitutes part of the Mortgaged Property, to endorse any checks or other instruments or orders in connection therewith, (ii) without limiting the provisions of the foregoing clause (i) hereof, during the continuance of any Event of Default or Note Event of Default to the exclusion of the Company to sue for, compound and give acquittance for, to settle, adjust or compromise any claim for any and all income and other sums which are assigned under the Granting Clauses hereof as fully as the Company could itself do, and (iii) during the continuance of any Event of Default or Note Event of Default to the exclusion of the Company, in the discretion of the Mortgagee to file any claims or take any action or institute any proceedings which the Mortgagee may deem to be necessary or advisable. The Company agrees that, promptly on receipt thereof, it will transfer to the Mortgagee any and all monies from time to time received by it constituting part of the Mortgaged Property for application as provided in the Credit Agreement and the Note.

          The Company agrees that at any time and from time to time, upon the written request of the Mortgagee, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Mortgagee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefit of the specific rights and powers herein granted.

          The Company does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not sell, mortgage, assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title, estate or interest hereby assigned, to anyone other than the Mortgagee, and that it will not, without the prompt notice thereof to Mortgagee and, if an Event of Default or a Note Event of Default shall have occurred and be continuing, will not, except as provided in this Mortgage (i) enter into any agreement amending or supplementing any Ancillary Document (other than any Ancillary Document to which Mortgagee is a party, which documents and agreements may only be amended with the prior written consent of the Mortgagee), (ii) execute any consent, waiver or modification or privileges under the Credit Agreement, the Note, or any other Ancillary Document, (iv) settle or compromise any claim arising under the Credit Agreement, the Note or any other Ancillary Document, (v) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of the Credit Agreement, the Note or any other Ancillary Document to arbitration thereunder, or (vi) declare a default or exercise any remedies under, or terminate, modify or accept a surrender of, or offer or agree to any termination, modification or surrender of, the Credit Agreement, the Note or any other Ancillary Document (except as otherwise expressly provided herein) or by affirmative act, consent to the creation or existence of any security interest or other lien (other than the security interest and lien of this Mortgage) to secure the payment of indebtedness upon the Mortgaged Property or upon the estate created by the Mortgaged Property or any part thereof without first obtaining the Mortgagee's prior written consent.

          It is hereby further agreed that any and all property described or referred to in the Granting Clauses hereof which is hereafter acquired by the Company shall ipso facto, and without further conveyance, assignment or act on the part of the Company or the Mortgagee, become and be subject to the lien and security interest herein granted as fully and completely as though specifically described herein, but nothing in this paragraph contained shall be deemed to modify or change the obligations of the Company contained in the foregoing paragraphs.

          It is further hereby covenanted and agreed by and between the parties hereto as follows:

                                    ARTICLE ONE

                                    DEFINITIONS

          1.1 DEFINITIONS. As used in this Mortgage, except as otherwise herein indicated, the following terms shall have the respective meanings set forth below or in the location indicated:

          "ANCILLARY DOCUMENTS" and "ANCILLARY DOCUMENT" means each of the Credit Documents (as defined in the Credit Agreement, including, without limitation, the Note and the Note Documents), this Mortgage, the Mortgage Supplement covering the Engines, and any other document referred to or contemplated in any of the foregoing in each case as the same may be amended, modified or supplemented from time to time.

          "APPLIANCE" shall have the meaning provided in the Federal Aviation
Act.

          "APPLICABLE LAWS" shall mean all applicable laws, judgments, decrees, injunctions, writs and orders of any court, arbitrator and governmental agency or authority and rules, regulations, orders, interpretations, licenses and permits of any governmental body, instrumentality, agency or authority.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York are authorized or obligated by law to close.

          "COMPANY" shall mean Aviation Distributors, Inc., a Delaware corporation, and its successors and permitted assigns.

          "CONTRACT RIGHTS" shall mean all rights and remedies of the Company against the Manufacturer or any other Person with regard to any Engine under a Purchase Agreement, together with all Proceeds thereof.

          "CREDIT AGREEMENT" shall have the meaning set forth in the first Whereas Clause hereof.

          "DATE HEREOF" shall mean the day and year first above written.

          "DEFAULT" means any event or condition that, with notice or lapse of time or both, would become an Event of Default or Note Event of Default.

          "DEPARTMENT OF TRANSPORTATION" shall mean the U.S. Department of Transportation or any successor thereto administering the functions of the Department of Transportation.

          "DOLLARS" and "$" shall mean the lawful currency of the United States of America.

          "ENGINE" shall mean the CFM-2C1 engine (the engine having 750 or more rated takeoff horsepower or the equivalent of such horsepower), such engine being identified as bearing manufacturer serial number 692501, and any replacement engine which may from time to time be substituted therefor together in each case with any and all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as title thereto remains vested in the Company after removal from such Engine. Except as otherwise set forth herein, at such time as an engine shall be so substituted, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" includes, as of any date of determination, each Engine identified in a Mortgage Supplement then in effect.

          "FEDERAL AVIATION ACT" means Subtitle VII of Title 49 of the United States Code, and any successor thereto.

          "FEDERAL AVIATION ADMINISTRATION" or "FAA" shall mean the Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Federal Aviation Act.

          "INITIAL MORTGAGE SUPPLEMENT" shall mean an agreement supplemental to this Mortgage which shall particularly describe the Engines included in the Mortgaged Property covered by this Mortgage and is substantially in the form of Exhibit A-1 hereto.

          "LIEN" shall mean any mortgage, pledge, lien, charge, encumbrance, security interest or lease in the nature thereof (including any conditional sale agreement, equipment trust agreement or other title retention agreement).

          "MANUFACTURER" means CFM.

          "MORTGAGE", "THIS MORTGAGE" and "THE MORTGAGE" shall mean this Engine Chattel Mortgage as it may from time to time be supplemented or amended as herein provided, including supplementing by any Mortgage Supplement pursuant hereto.

          "MORTGAGED PROPERTY" shall have the meaning specified in the introductory paragraph entitled Grant of Security Interest.

          "MORTGAGE SUPPLEMENT" shall mean the Initial Mortgage Supplement or any other agreement supplemental to this Mortgage substantially in the form of Exhibit A-2 hereto.

          "NOTE DEFAULT RATE" the rate of interest applicable pursuant to, and upon the occurrence of the conditions set forth in, Section 2(b) of the Note.

          "PARTS" shall mean all appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which may now or from time to time be incorporated or installed in or attached to any Engine.

          "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an unincorporated organization, an association, a joint-stock company, a joint venture, a trust, an estate or a government or any agency or political subdivision thereof.

          "PROCEEDS" shall have the meaning assigned that term under the Uniform Commercial Code in effect in the State of New York.

          "PURCHASE AGREEMENT" shall mean each contract, agreement or arrangement, if any, pursuant to which the Company has acquired or in the future acquires an Engine.

          "SECURED OBLIGATIONS" has the meaning set forth in the first paragraph of the Granting Clause hereof.

          "SUPPLEMENT DATE" means the date of any Mortgage Supplement including, without limitation, the Initial Mortgage Supplement.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code in effect in any applicable jurisdiction.

          Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Credit Agreement and if not in the Credit Agreement, then in the Note. All references herein to "Articles," "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Mortgage; and the words "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this instrument as a whole and not to any particular Article, Section or subdivision of this Mortgage.

                                    ARTICLE TWO

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Mortgagee as follows:

          2.1 INTEREST IN MORTGAGED PROPERTY. The Company will, on the Supplement Date, be the legal and beneficial owner of good and marketable title to all Mortgaged Property and on the Supplement Date the Mortgaged Property will be free and clear of all Liens except the Lien of this Mortgage.

          2.2 FILINGS AND SECURITY INTEREST. On or by the Supplement Date all filings, registrations and recordings necessary or reasonably requested by the Mortgagee to create, preserve, protect and perfect the security interests granted by the Company to the Mortgagee hereby in respect of the Mortgaged Property shall have been accomplished by the Company. On the Supplement Date, the security interest granted to the Mortgagee in and to the Contract Rights constitutes and thereafter will constitute a perfected security interest thereon superior and prior to the rights of all other persons therein.

          2.3  RESERVED.

          2.4 CORPORATE POWER. The Company has full corporate power and authority and legal right to pledge all the Mortgaged Property pursuant to this Mortgage.

          2.5 EXECUTION AND DELIVERY. The execution, delivery and performance of this Mortgage and each other Ancillary Document to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company, does not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Company, except such as have been duly obtained or by the Supplement Date will have been duly obtained and are in full force and effect, and does not, and as of the Supplement Date will not, contravene any Applicable Laws binding on the Company or the Certificate of Incorporation or By-Laws of the Company or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than the Lien of this Mortgage) upon the property of the Company under, any indenture, mortgage, contract or other agreement to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound or affected.

          2.6 BINDING OBLIGATION. Each of this Mortgage and each other Ancillary Document to which the Company is a party is the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its respective terms.

          2.7 APPROVALS, CONSENTS AND LICENSES. On the Supplement Date, the Company will have obtained all necessary approvals, authorizations, consents, licenses, certificates and orders of each Governmental Authority having jurisdiction with respect to the ownership, use and operation of each Engine, and such approvals, authorizations, consents, licenses, certificates or orders will be in full force and effect and constitute sufficient authorization therefor.

          2.8 NO EVENT OF LOSS. No Event of Loss has occurred and no event and no condition exists which would, but for the passage of time, constitute an Event of Loss with respect to any Engine then being subjected to the Lien of this Mortgage.

          2.9 NO DEFAULT. No Default, Event of Default or Note Event of Default has occurred and is continuing, other than as disclosed to the Mortgagee on Exhibit B to the Note.

          2.10 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company contained in the Credit Agreement and the Note are true, accurate and complete in all material respects, except and only to the extent that the same relate to the matters giving rise to the Events of Default listed on Exhibit B to the Note.

          2.11 FULL FORCE AND EFFECT. Each of the Credit Agreement, the Note and the other Ancillary Documents is in full force and effect.

                                   ARTICLE THREE

                                     COVENANTS

          3.1 CERTIFICATE OF INSURANCE. On the Supplement Date, the Company shall deliver, or cause to be delivered, to the Mortgagee an insurer's certificate, dated the Supplement Date, as to the due compliance with the insurance provisions of the Credit Agreement and in form and substance satisfactory to the Mortgagee.

          3.2 OFFICER'S CERTIFICATE. The Company shall deliver to the Mortgagee on the Supplement Date an officer's certificate, dated the Supplement Date, stating that:

          (a) all necessary approvals, authorizations, consents, licenses, certificates and orders of each Governmental Authority having jurisdiction with respect to the ownership, use and operation of each Engine have been obtained, and such approvals, authorizations, consents, licenses, certificates or orders are in full force and effect and constitute sufficient authorization therefor;

          (b) no Event of Loss has occurred and no event and no condition exists which would, but for the passage of time, constitute an Event of Loss with respect to any Engine then being subjected to the Lien of this Mortgage.

          (c) no Default, Event of Default or Note Event of Default has occurred and is continuing, other than as disclosed to the Mortgagee on Exhibit B to the Note;

          (d) all of the representations and warranties of the Company contained herein, in the Credit Agreement and the Note are true, accurate and complete in all material respects, except and only to the extent that the same relate to the matters giving rise to the Events of Default listed on Exhibit B to the Note; and

          (e) each of the Credit Agreement, the Note and the other Ancillary Documents is in full force and effect.

          3.3 RECORDING INFORMATION. The Company shall deliver to the Mortgagee all filing or recording receipts and acknowledgments issued by government officials in connection with the filing and/or recording of this Mortgage or any Mortgage Supplement subjecting the Engines to the Lien of this Mortgage.

          3.4 LIENS ON MORTGAGED PROPERTY. The Company shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Mortgaged Property, title thereto or any interest therein, except the Lien of this Mortgage. The Company shall promptly, at its own expense, take or cause to be taken such action as may be necessary to duly discharge any such Lien not permitted above if the same shall arise at any time.

          3.5 FURTHER ASSURANCES. Upon the execution and delivery of each Mortgage Supplement, the Company will cause such supplement to be duly filed and recorded in a timely fashion to the extent applicable in accordance with the Federal Aviation Act. In addition, the Company will promptly and duly execute and deliver to the Mortgagee and to such other persons as the Mortgagee shall reasonably designate such further documents and assurances and take such further action as the Mortgagee may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Mortgage and to establish and protect the rights and remedies created or intended to be created in favor of the Mortgagee hereunder, including, without limitation, if requested by the Mortgagee, at the expense of the Company, the execution and delivery of supplements or amendments hereto in recordable form, and the recording or filing of counterparts hereof or thereof, or of financing statements with respect thereto, in accordance with the laws of such jurisdictions as the Mortgagee may from time to time deem reasonably advisable.

          3.6 RECORDING AND FILING. The Company shall cause this Mortgage, any Mortgage Supplement and any and all additional instruments which shall be executed pursuant to the terms hereof, so far as permitted by applicable law and regulations, to be kept filed and recorded in the office of the Federal Aviation Administration, pursuant to the Federal Aviation Act, and in such other places as may be required under any applicable law, or as the Mortgagee in its discretion may reasonably request in order to perfect and preserve the Lien of this Mortgage on all of the Mortgaged Property and to protect the first priority security interest with respect to the Mortgaged Property except with respect to the rights of the Mortgagee hereunder. Without limitation of the foregoing, the Company shall do or cause to be done any and all acts and things which may be required to perfect and preserve the Lien of this Mortgage and shall from time to time execute and file such financing statements as may reasonably be requested by the Mortgagee to perfect the Lien hereof pursuant to the Uniform Commercial Code as in effect in any jurisdiction. The Mortgagee is hereby authorized to and shall execute such continuation statements as may be required. The Company shall bear the entire cost and expense of all actions required to be taken pursuant to this Section 3.6.

          3.7 INDEMNIFICATION. The Company hereby agrees to indemnify the Mortgagee, its affiliates and any of its directors, officers, employees, agents and controlling persons (each being an "Indemnified Party") for any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses or disbursements (including, without limitation, reasonable fees and disbursements of counsel but excluding internal costs and expenses such as salaries and overhead) of any kind and nature whatsoever (collectively called "Expenses") which may be imposed on, incurred by or asserted against such Indemnified Party in any way relating to or arising out of any Engine, this Mortgage, the Credit Agreement, the Note any other Ancillary Document, or any other documents contemplated hereby or thereby or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or of any such other documents or otherwise arising or relating in any manner to the pledges contemplated hereunder including, but not limited to, claims arising out of or in connection with the ownership or use of any of the Mortgaged Property.

          The foregoing indemnity as to any Indemnified Party shall not extend to any Expenses resulting from or arising out of one or more of the following:

         (i) with respect to any Indemnified Party, Expenses attributable to the gross negligence or willful misconduct of, or to the material breach of any contractual obligation by, or the falsity or inaccuracy of any representation or warranty of, such Indemnified Party;

         (ii) with respect to any particular Indemnified Party, Expenses attributable to its authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Mortgage, the Credit Agreement, the Note or any other document contemplated therein other than such as have been consented to, approved, authorized or requested by the Company or unless given or withheld when an Event of Default or a Note Event of Default exists;

        (iii) except to the extent fairly attributable to acts or events occurring prior thereto, acts or events which occur after the expiration or early termination of this Mortgage; and

        (iv) a disposition (voluntary or involuntary) by an Indemnified Party of all or any part of its interest in the Mortgaged Property or in any of the Ancillary Documents other than in connection with the exercise of remedies pursuant to Article Five hereof during the continuance of an Event of Default or a Note Event of Default.

          If a claim is made against an Indemnified Party involving one or more Expenses and such Indemnified Party has notice thereof, such Indemnified Party shall promptly, upon receiving such notice, give notice of such claim to the Company; PROVIDED that the failure to provide such notice shall not release the Company from any of its obligations to indemnify hereunder.

          3.8 PLACARDING. Promptly after being subjected to a security interest under this Mortgage, the Company will cause to be affixed to, and maintained on each Engine a plate no smaller than 1" x 3", bearing the following legend:

          "THIS ENGINE IS SUBJECT TO AN ENGINE CHATTEL MORTGAGE IN FAVOR OF BNY FINANCIAL CORPORATION, AS MORTGAGEE."

          Except as above provided, the Company will not allow the name of any person, association or corporation to be placed on any Engine as a designation that might be interpreted as a claim of security interest or ownership; provided, that nothing herein contained shall prohibit the Company from placing its customary colors and insignia on any Engine.

          3.9 CHANGE IN CHIEF EXECUTIVE OFFICE. The Company shall provide the Mortgagee with prompt written notice of any change in its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of California from One Capital Drive, Lake Forest, California 92630.

          3.10 NO WAIVER. No failure on the part of the Mortgagee to exercise, and no course of dealing with respect to, and no delay in exercising any remedy hereunder or under the Credit Agreement, the Note or any other Ancillary Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Mortgagee of any rights, power or remedy hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein or therein provided are, to the fullest extent permitted by the law, cumulative and are not exclusive of any remedies provided by law.

          3.11 PROTECTION OF MORTGAGEE'S SECURITY. The Company shall not take any action that would impair the rights of the Mortgagee in any of the Mortgaged Property.

          3.12 ENGINE CHATTEL MORTGAGE. This Mortgage constitutes one of the Aircraft Chattel Mortgages referred to in the Credit Agreement.

          3.13  [RESERVED].

          3.14 NOTICES. The Company agrees promptly to deliver all notices (other than notices from the Mortgagee) received by the Company under any Ancillary Document.

                                    ARTICLE FOUR

                                  RIGHT TO PERFORM

          4.1 MORTGAGEE'S RIGHT TO PERFORM FOR THE COMPANY. If the Company shall default in the performance of any obligation contained in Article Three to maintain the Lien of this Mortgage as a first perfected Lien with respect to the Mortgaged Property, to maintain or cause to be maintained insurance as provided in the Credit Agreement, defend the Mortgaged Property and the interests of the Mortgagee therein, or discharge any Lien (other than the Lien of this Mortgage) or other charge thereon, the Mortgagee shall have the right (but not the obligation) to cure such default on behalf of the Company, but only if an Event of Default or a Note Event of Default shall have occurred (whether or not such Event of Default or Note Event of Default shall have been declared by the Mortgagee pursuant to Article Five hereof). The Company shall promptly, upon demand therefor, reimburse the Mortgagee for the amount of any payments made and the amount of the reasonable expenses incurred, in each case plus interest at the Note Default Rate.

                                    ARTICLE FIVE

                           EVENTS OF DEFAULT AND REMEDIES

          5.1 EVENTS OF DEFAULT AND NOTE EVENTS OF DEFAULT. If an Event of Default or a Note Event of Default shall occur and be continuing, then, and in such event, the Mortgagee may by notice to the Company, without prejudice to the rights of the Mortgagee to enforce its claims against the Company, enforce any or all of the Liens and security interests created pursuant to this Mortgage.

          5.2 RIGHTS AGAINST MORTGAGED PROPERTY. Upon notification of the occurrence of any Event of Default or an Note Event of Default and at any time thereafter so long as the same shall be continuing, the Mortgagee may declare this Mortgage to be in default and at any time thereafter, so long as the Company shall not have remedied all such outstanding defaults, the Mortgagee shall have, and may exercise, in addition to all other rights and remedies available hereunder, at law or in equity, or by statute, each of the following rights and remedies, none of which is intended to be exclusive of any other right or remedy and each of which may be exercised either singly or, to the extent permitted by Applicable Laws, concurrently with any one or more other rights or remedies; subject, however, in each such case to the provisions of Article Seven hereof:

          (a) If an Event of Default or an Note Event of Default shall have occurred and be continuing, then and in every such case the Mortgagee may at any time, by written notice or notices to the Company, declare all amounts due under the Credit Agreement and the Note to be due and payable. Upon any such declaration, all amounts due thereunder, hereunder and under each other Ancillary Document shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; PROVIDED, HOWEVER, that if an Event of Default referred to in clauses (i), (j) and (k) of Section 18 of the Credit Agreement shall have occurred, then and in every such case all amounts due thereunder, hereunder and under each other Ancillary Document shall immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived. If at any time after such amounts shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all amounts payable shall have been duly paid, and every other Default, Event of Default and Note Event of Default with respect to any covenant or provision of this Mortgage or any other Ancillary Document shall have been cured, then and in every such case the Mortgagee may (but shall not be obligated to) rescind and annul its declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default, Event of Default or Note Event of Default or impair any right consequent thereon. Notwithstanding the foregoing, the existence and continuation of the Events of Default specifically identified on Exhibit B to the Note shall not cause the amounts owing hereunder to become due and payable.;

          (b) To the extent applicable, the Mortgagee shall have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Mortgaged Property may be located and, in any case, the Mortgagee may directly or by such agent as it may appoint, sell at public or private sale or otherwise realize upon the whole, or from time to time any part, of the Mortgaged Property. If notice of any sale or other disposition is required by law to be given, the Company hereby agrees that a notice sent at least ten (10) days before the time of any intended public sale, or before the time at which any private sale or other disposition of the Mortgaged Property is to be made, shall be reasonable notice of such sale or other disposition. Whenever the Mortgagee shall demand possession of any of the Mortgaged Property pursuant to this Article Five, the Company shall, at its own expense, deliver or cause to be delivered such Mortgaged Property, without risk or expense to the Mortgagee, to such airport or airports in the continental United States as shall be designated by the Mortgagee. The Company shall, at the request of the Mortgagee, promptly execute and deliver to the Mortgagee such instruments or other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Mortgaged Property the possession of which the Mortgagee shall at the time be entitled to hereunder;

          (c) The Mortgagee may, either after entry or without entry, proceed by suit or suits at law or in equity to foreclose this Mortgage and to sell all or, from time to time, any part of the Mortgaged Property under the judgment or decree of a court of competent jurisdiction;

          (d) The Mortgagee may commence legal proceedings for the appointment of a receiver or receivers (to which the Mortgagee shall be entitled as a matter of right) to take possession of the Mortgaged Property pending the sale thereof pursuant either to the power of sale given in this Section 5.2 or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Mortgage;

          (e) The Mortgagee may either directly or by such agent as it may appoint or by means of a receiver appointed by a court therefor, enter upon the premises of the Company, and any other premises where any of the Mortgaged Property may be located, exclude the Company and all other Persons therefrom and take immediate possession of the Mortgaged Property, using all necessary force to do so;

          (f) Upon every taking of possession pursuant to this Section 5.2, the Mortgagee may, from time to time, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Mortgaged Property as the Mortgagee may deem proper. In each such case, the Mortgagee shall have the right to hold, use, operate, store, lease, control or manage the Mortgaged Property, and to exercise all rights and powers of the Company relating to the Mortgaged Property as the Mortgagee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of any of the Mortgaged Property. The Company shall promptly, upon demand therefor, reimburse the Mortgagee for the amount of any expenditures, plus interest at the Note Default Rate, made pursuant to this Section 5.2(f); and

          (g) If the Mortgagee shall have obtained possession of any or all Mortgaged Property in accordance with the requirements of this Section 5.2, the Mortgagee shall not be obligated to use or operate any such Mortgaged Property directly or indirectly through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of such Mortgaged Property by any other Person unless (i) the Mortgagee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to the Mortgagee to protect the Mortgaged Property and the Mortgagee against any and all liability for loss or damage to such Mortgaged Property and for public liability and property damage resulting from the use or operation of such Mortgaged Property, and (ii) funds are available from the Mortgaged Property held by the Mortgagee to pay for all such insurance.

          5.3 PROVISIONS REGARDING SALE. Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or under judgment, order or decree in any judicial proceedings for the foreclosure or involving the enforcement of this Mortgage:

          (a) The Mortgagee may make and deliver to the purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

          (b) If so requested by the Mortgagee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Mortgagee or to such purchaser all property deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

          (c) All right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Company of, in and to the property so sold shall be divested. Such sale shall be a perpetual bar both at law and in equity against the Company, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Company, its successors or assigns;

          (d) The receipt of the Mortgagee or of the Person making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Mortgagee or of such Person, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof; and

          (e) To the extent that it may lawfully do so, the Company agrees that it will not at any time insist upon, or in any manner whatsoever claim or take the benefit or advantage of any law now or at any time hereafter in force, permitting it to direct the order in which the Mortgaged Property or any part thereof shall be sold, and the Company hereby expressly waives all benefit or advantage of any such laws and agrees that it will not hinder, delay or impede the execution of any power granted and delegated to the Mortgagee in this Mortgage, but will suffer and permit the execution of every such power as though no such laws were in force.

          5.4 EXERCISE OF REMEDIES. No delay or omission of the Mortgagee in the exercise of any right, power, remedy or privilege conferred hereunder shall impair any such right, power, remedy or privilege given by this Mortgage to the Mortgagee which may be exercised from time to time and as often as may be deemed expedient by the Mortgagee. No remedy for the enforcement of the rights of the Mortgagee shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

                                    ARTICLE SIX

                                    TERMINATION

          6.1  RELEASE OF MORTGAGED PROPERTY.

          (a) All Mortgaged Property shall be released from this Mortgage when all amounts due from the Company to the Mortgagee hereunder, under the Credit Agreement, under the Note and under the other Ancillary Documents have been paid or otherwise satisfied in full.

          (b) Upon release of the Mortgaged Property in accordance with Section 6.1(a) hereof, the Mortgagee shall deliver to the Company all Mortgaged Property and related documents then in the custody or possession of the Mortgagee and, if requested by the Company, shall execute and deliver to the Company for filing in each office in which any financing statement relative to the Mortgaged Property or any part thereof shall have been filed, a termination statement under the Uniform Commercial Code releasing the Mortgagee's interest therein or a release of mortgage or similar instrument in recordable form in each office in which a mortgage was filed releasing the Lien of such mortgage on the Mortgaged Property covered thereby, and such other documents and instruments as the Company may reasonably request, all without recourse upon, or warranty whatsoever by, the Mortgagee, and at the cost and expense of the Company.

                                   ARTICLE SEVEN

                                   MISCELLANEOUS

          7.1 SEVERABILITY. If any provision of this Mortgage shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction because it conflicts with any other provision hereof or any constitution or statute or rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatever.

          The invalidity of any one or more phrases, sentences, clauses, Sections or Articles in this Mortgage shall not affect the remaining portions of this Mortgage, or any part thereof.

          7.2 COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Mortgage.

          7.3 GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. MORTGAGEE SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW, INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE OF NEW YORK.

          7.4 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Mortgage and the other Ancillary Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 7.7 or at such other address of which the Lender shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          7.5 WAIVERS OF JURY TRIAL. THE COMPANY AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          7.6 ACKNOWLEDGMENT OF RECEIPT OF COPY OF MORTGAGE. The Company hereby acknowledges and certifies that a full, complete, correct and exact copy of this Mortgage has been delivered to and received by the Company on the date of its execution.

          7.7 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Company and the Lender, or to such other address as may be hereafter notified by the respective parties hereto:

               The Company:   Aviation Distributors, Inc.
                              One Capital Drive
                              Lake Forest, California 96230
                              Attention: Ken Lipinski
                              Fax: 714-586-1399

               The Lender:    BNY Financial Corporation
                              1290 Avenue of the Americas
                              New York, New York 10104
                              Attention:  Mr. Frank Imperato
                              Fax :  (212) 408-7399

          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and delivered as of the date and year first above written.

                                        AVIATION DISTRIBUTORS, INC.
                                         (COMPANY)

                                        By /s/ Kenneth A. Lipinski
                                           --------------------------------
                                            Name: Kenneth A. Lipinski
                                                 --------------------------
                                            Title: C.O.O.
                                                  -------------------------

                                        BNY FINANCIAL CORPORATION
                                         (MORTGAGEE)

                                        By /s/ Gregory C. Harbaugh
                                           --------------------------------
                                            Name: Gregory C. Harbaugh
                                                 --------------------------
                                            Title: Vice President
                                                  -------------------------

                                    EXHIBIT A-1

                         ENGINE CHATTEL MORTGAGE SUPPLEMENT

          ENGINE CHATTEL MORTGAGE SUPPLEMENT, dated February __, 1998, between AVIATION DISTRIBUTORS, INC., a Delaware corporation (hereinafter called the "Company"), and BNY FINANCIAL CORPORATION (hereinafter called the "Mortgagee").

                               W I T N E S S E T H :

          WHEREAS, the Company has heretofore executed and delivered an Engine Chattel Mortgage, dated as of February __, 1998 (hereinafter called the "Mortgage"), between the Company and the Mortgagee, covering the property of the Company therein described, to secure the payment of all Secured Obligations from time to time outstanding and the assurance and performance by the Company of all of the terms, provisions, agreements and covenants of the Credit Agreement, the Note and the other Ancillary Documents (including the Mortgage), all as provided in the Mortgage (all terms used in this instrument, and not otherwise defined, having the meanings assigned thereto in the Mortgage);

          WHEREAS, the Mortgage relates to the property specifically described in Schedule I hereto and a counterpart of this Mortgage Supplement will be attached to the counterpart of the Mortgage being filed with the Federal Aviation Administration;

          WHEREAS, the Company is the owner of the property specifically described in Schedule I hereto, free and clear of all Liens, except the Lien of the Mortgage and Liens permitted by the Lease, and desires to execute and deliver this Mortgage Supplement for the purpose of specifically subjecting said property to, or confirming, the Lien of the Mortgage; and

          WHEREAS, all acts and things prescribed by law and by the Certificate of Incorporation and By-Laws of the Company necessary to implement this Mortgage Supplement as the valid, binding and legal obligation of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, this Mortgage Supplement witnesseth, that, to secure the payment and performance of all Secured Obligations, the Company does hereby transfer, assign, grant, bargain, sell, convey, mortgage, hypothecate, pledge, set over, confirm and grant a security interest in, the property described in
Schedule I hereto to the Mortgagee, its successors and assigns, with power of sale;

          TO HAVE AND TO HOLD the aforesaid property described in Schedule I hereto unto the Mortgagee, its successors and assigns, for the uses and purposes and subject to the terms, provisions, agreements and covenants set forth in the Mortgage.

          This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

          This Mortgage Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

          This Mortgage Supplement may be executed in any number of counterparts, each of which counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Mortgage Supplement.

          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Supplement to be duly executed as of the day and year first above written.

BNY FINANCIAL CORPORATION              AVAITION DISTRIBUTORS, INC.

By   ____________________________      By   ______________________________
     Name:                                  Name:
     Title:                                 Title:

                                                                      SCHEDULE I

                               DESCRIPTION OF ENGINES


I.   ENGINES

                                                            Manufacturer's
     Manufacturer                  Model                    Serial No.
     ------------                  -----                    ----------
     CFM                           2C1                      692501

                                     EXHIBIT A-2

                          ENGINE CHATTEL MORTGAGE SUPPLEMENT

          ENGINE CHATTEL MORTGAGE SUPPLEMENT, dated ________ __, 19__, between AVIATION DISTRIBUTORS, INC., a Delaware corporation (hereinafter called the "Company"), and BNY FINANCIAL CORPORATION (hereinafter called the "Mortgagee").

                                W I T N E S S E T H :

          WHEREAS, the Company has heretofore executed and delivered an Engine Chattel Mortgage, dated as of February __, 1998 (hereinafter called the "Mortgage"), between the Company and the Mortgagee, covering the property of the Company therein described, to secure the payment of all Secured Obligations from time to time outstanding and the assurance and performance by the Company of all of the terms, provisions, agreements and covenants of the Credit Agreement, the Note and the Mortgage, all as provided in the Mortgage (all terms used in this instrument, and not otherwise defined, having the meanings assigned thereto in the Mortgage);

          WHEREAS, the Mortgage relates to the property specifically described in Schedule I hereto, and a counterpart of the Mortgage has been recorded, pursuant to the Federal Aviation Act, by the Federal Aviation Administration (the "FAA") at Oklahoma City, Oklahoma, on ___________ __, 1997, and assigned Conveyance No. ____________;

          WHEREAS, the Company is the owner of the property specifically described in Schedule I hereto, free and clear of all Liens, except the Lien of the Mortgage, and desires to execute and deliver this Mortgage Supplement for the purpose of specifically subjecting said property to, or confirming, the Lien of the Mortgage; and

          WHEREAS, all acts and things prescribed by law and by the Certificate of Incorporation and By-Laws of the Company necessary to implement this Mortgage Supplement as the valid, binding and legal obligation of the Company, in accordance with its terms, have been done;

          NOW, THEREFORE, this Mortgage Supplement witnesseth, that, to secure the payment and performance of all Secured Obligations, the Company does hereby transfer, assign, grant, bargain, sell, convey, mortgage, hypothecate, pledge, set over, confirm and grant a security interest in, the property described in
Schedule I hereto to the Mortgagee, its successors and assigns, with power of sale;

          TO HAVE AND TO HOLD the aforesaid property described in Schedule I hereto unto the Mortgagee, its successors and assigns, for the uses and purposes and subject to the terms, provisions, agreements and covenants set forth in the Mortgage.

          This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

          This Mortgage Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance; provided, however, that the parties shall be entitled to all rights conferred by the Federal Aviation Act.

          This Mortgage Supplement may be executed in any number of counterparts, each of which counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Indenture Supplement.

          IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Supplement to be duly executed as of the day and year first above written.

BNY FINANCIAL CORPORATION              AVIATION DISTRIBUTORS, INC.

By   ____________________________      By   ______________________________
     Name:                                  Name:
     Title:                                 Title:

                                                                      SCHEDULE I

                                DESCRIPTION OF ENGINES


I.   ENGINES

                                                            Manufacturer's
     Manufacturer                  Model                    Serial No.
     ------------                  -----                    ----------

                               OFFICER'S CERTIFICATE

          I, Kenneth A. Lipinski, Chief Operating Officer of Aviation Distributors, Inc. (the "Company") do hereby certify to BNY Financial Corporation (the "Lender") pursuant to Section 3.2 of that certain Engine Chattel Mortgage, dated as of February 24, 1998 (the "Mortgage") that as of the date hereof:

          (a) all necessary approvals, authorizations, consents, licenses, certificates and orders of each Governmental Authority having jurisdiction with respect to the ownership, use and operation of each Engine have been obtained, and such approvals, authorizations, consents, licenses, certificates or orders are in full force and effect and constitute sufficient authorization therefor;

          (b) no Event of Loss has occurred and no event and no condition exists which would, but for the passage of time, constitute an Event of Loss with respect to any Engine then being subjected to the Lien of the Mortgage;

          (c) no Default, Event of Default or Note Event of Default has occurred and is continuing, other than as disclosed to the Mortgagee on Exhibit B to the Note;

          (d) all of the representations and warranties of the Company contained in the Mortgage, in the Credit Agreement and in the Note are true, accurate and complete in all material respects, except and only to the extent that the same relate to the matters giving rise to the Events of Default listed on Exhibit B to the Note; and

          (e) each of the Credit Agreement, the Note and the other Ancillary Documents is in full force and effect.

          Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Mortgage.

          Dated this 24th day of February, 1998.


                                 --------------------------------
                                 Name:
                                 Title: